EXHIBIT 32.2

SECTION 906 CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER OF EBULLION, INC.

In connection with the accompanying Quarterly Report on Form 10-Q of eBullion, Inc. for the quarter ended December 31, 2016, the undersigned, Chui Chui Li, Chief Financial Officer of eBullion, Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Quarterly Report on Form 10-Q for the quarter ended December 31, 2016, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

the information contained in such Quarterly Report on Form 10-Q for the quarter ended December 31, 2016, fairly presents, in all material respects, the financial condition and results of operations of eBullion, Inc.

Date: February 8, 2017	/s/ Chui Chui Li
Chui Chui Li
Chief Financial Officer (principal financial officer and principal accounting officer)